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                                                                      EXHIBIT 21


                                  SUBSIDIARIES


Powertel  PCS, Inc.
ICEL, Inc.
InterCel Licenses, Inc.
Powertel Atlanta Towers, LLC
Powertel Birmingham Towers, LLC
Powertel Jacksonville Towers, LLC
Powertel Kentucky Towers, LLC
Powertel Memphis Towers, LLC
Powertel/Atlanta, Inc.
Powertel/Birmingham, Inc.
Powertel/Jacksonville, Inc.
Powertel/Kentucky, Inc.
Powertel/Memphis, Inc.
Powertel Atlanta Licenses, Inc.
Powertel Knoxville Licenses, Inc.
Powertel Birmingham Licenses, Inc.
Powertel Jacksonville Licenses, Inc.
Powertel Kentucky Licenses, Inc.
Powertel Memphis Licenses, Inc.
Powertel Nashville Licenses, Inc.